UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2009

GLOBAL ENERGY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28025	86-0951473

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

415 Madison Avenue, 15th Floor, New York, NY	10017

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-673-8435

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 8, 2009, Alphakat – Global Energy GmbH (“AKGE”), a 50% subsidiary of Global Energy Inc., entered into an agreement for service operation of a KDV 500 unit with Waste 2 Oil GmbH (“W2O”), a German company, by which W2O will provide plant operations and testing services in Hoyerswerda, Germany, to AKGE for three months. W2O is responsible for operating the KDV 500 unit, hiring and paying the qualified workers involved with its operation and paying all taxes by law.

The aim is to produce and sell diesel fuel. All income from the sale of the product will be equally divided between AKGE and W2O.

AKGE agreed to pay W2O a monthly fee for covering the costs for operating the KDV 500 unit as follows: (a) a monthly fee of 5,000 Euro and (b) a fee of 1,000 Euro for each day of actual operation, plus VAT.

The agreement commences five days after W2O notifies AKGE that the system is operational.

Item 9.01	Financial Statements and Exhibits.

10.1 Agreement for service operation of KDV500, dated May 8, 2009 between Alphakat – Global Energy GmbH and Waste 2 Oil GmbH.*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC. By: /s/ Asi Shalgi —————————————— Asi Shalgi President and Chief Executive Officer Date: May 8, 2009